TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Annuity Account, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As Executive Vice President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 85 additional subaccounts within the separate account. Detailed below is the number of each such subaccounts that will invest in the following portfolios:

1 subaccount investing in AXP(R) Variable Portfolio - Blue Chip Advantage Fund
2 subaccounts investing in AXP(R) Variable Portfolio - Bond Fund
2 subaccounts investing in AXP(R) Variable Portfolio - Cash Management Fund
1 subaccount investing in AXP(R) Variable Portfolio - Diversified Equity
Income Fund
1 subaccount investing in AXP(R) Variable Portfolio - Extra Income Fund
1 subaccount investing in AXP(R) Variable Portfolio - Federal Income Fund
2 subaccounts investing in AXP(R) Variable Portfolio - Managed Fund
1 subaccount investing in AXP(R) Variable Portfolio - New Dimensions Fund(R)
1 subaccount investing in AXP(R) Variable Portfolio - Small Cap Advantage Fund
5 subaccounts investing in AIM V.I. Capital Appreciation Fund (Series II)
5 subaccounts investing in AIM V.I. Value Fund (Series II)
5 subaccounts investing in Fidelity VIP Balanced Portfolio (Service Class 2)
5 subaccounts investing in Fidelity VIP Growth Portfolio (Service Class 2)
5 subaccounts investing in Fidelity VIP Growth & Income Portfolio
(Service Class 2)
2 subaccounts investing in Fidelity VIP Mid Cap Portfolio (Service Class 2)
2 subaccounts investing in FTVIPT Franklin Small Cap Fund - Class 2
5 subaccounts investing in FTVIPT Franklin Value Securities Fund - Class 2
1 subaccount investing in FTVIPT Mutual Share Securities Fund - Class 2
5 subaccounts investing in FTVIPT Templeton International Securities Fund - Class 2
5 subaccounts investing in MFS(R) Investors Trust Series - Service Class
5 subaccounts investing in MFS(R) New Discovery Series - Service Class
5 subaccounts investing in MFS(R) Total Return Series - Service Class
5 subaccounts investing in MFS(R) Utilities Series - Service Class
4 subaccounts investing in Putnam VT Growth and Income Fund - Class IB Shares
5 subaccounts investing in Putnam VT Income Fund - Class IB Shares
2 subaccounts investing in Putnam VT International Growth Fund - Class IB Shares 2 subaccounts investing in Putnam VT Vista Fund - Class IB Shares

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Annuity Account and consisting of 578 subaccounts is hereby reconstituted as American Enterprise Variable Annuity Account consisting of 663 subaccounts.

                                                  Received by the Secretary:

/s/ Gumer C. Alvero                               /s/ Teresa J. Rasmussen
-------------------                               -----------------------
    Gumer C. Alvero                                   Teresa J. Rasmussen



                                                  Date: February 5, 2002